EXHIBIT 10.2

[NOTE: CERTAIN PORTIONS OF THIS DOCUMENT HAVE BEEN MARKED TO INDICATE THAT CONFIDENTIAL INFORMATION HAS BEEN OMITTED. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR THIS CONFIDENTIAL INFORMATION. THE CONFIDENTIAL PORTIONS HAVE BEEN PROVIDED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION.]

Faes Farma, S.A.

Maximo Aguirre, 14

48940 Leioa, Vizcaya, Spain

June 19, 2007

Dear Mr. Quintanilla,

Reference is made to the License Agreement dated as of October 31, 2006 between Inspire Pharmaceuticals, Inc. and Faes Farma, S.A. (the “Agreement”). Inspire and Faes acknowledge and agree as follows, effective as of the date hereof:

1. Capitalized terms used in this letter shall have the meaning specified in the Agreement, unless otherwise defined herein. References to Sections and Schedules in this letter are references to Sections and Schedules of the Agreement.

2. Notwithstanding the provisions of Section 3.2, (i) Faes will be responsible for undertaking, at its sole cost and expense, and for using Commercially Reasonable Efforts to conduct the development activities described in the Supplemental Development Plan (as defined below), and such activities will be deemed to be part of the Development Plan, and (ii) until the completion of such activities, all obligations of Inspire with respect to development and commercialization of the Principal Products shall be suspended in all respects, including without limitation under Sections 3.2 and 3.3. Commencing upon December 1, 2007, Faes may terminate its development activities described in the Supplemental Development Plan prior to their completion at any time upon thirty (30) days advance written notice to Inspire. A supplemental development plan has been agreed to by the Parties describing the development activities to be undertaken by Faes pursuant to this letter agreement (the “Supplemental Development Plan”).

3. Section 9.2 is hereby amended to read in its entirety as follows:

“9.2 Voluntary Termination by Inspire. Notwithstanding any other provision herein, commencing upon December 1, 2007, Inspire may terminate this Agreement for its convenience either (i) on a country-by-country basis or Inspire Licensed Product-by-Inspire Licensed Product basis (such termination, a “Partial Termination”), or (ii) in its entirety, such termination requiring the following notice: (x) prior to the First Commercial Sale of an Inspire Licensed Product, upon thirty (30) days advance written notice to Faes, or (y) after the First Commercial Sale of an Inspire Licensed Product, upon one hundred eighty (180) days advance written notice to Faes.”

4. Section 4.2(a) (“Milestone Payments — Acceptable QT Study Results”), Schedule 4.2(a) (“QT Study Results Guidelines”), and Section 9.8 (“Consequences if QT Study Milestone Payment not Made”) are hereby deleted and shall have no further force or effect, and Inspire shall not be obligated to make any payment or take any action under such deleted Sections.

5. Section 4.2(b) is hereby amended to read in its entirety as follows:

“(b) United States NDA Filing. Two Million U.S. Dollars ($2,000,000) upon receipt by Inspire (or its Affiliate or sublicensee) of written notice from the FDA that Inspire’s (or its Affiliate’s or sublicensee’s) NDA seeking Regulatory Approval in the United States of a Principal Product comprising an oral tablet formulation for the Primary Indication has been deemed acceptable for filing and filed by the FDA pursuant to 21 C.F.R. § 314.101.”

6. Section 4.2(c)(i)(A) (“Milestone Payments — Regulatory Approvals — Primary Indication”) is hereby amended to read in its entirety as follows:

“(A) [CONFIDENTIAL] upon receipt by Inspire (or its Affiliate or sublicensee) of Regulatory Approval in the United States of a Principal Product comprising an oral tablet formulation for the Primary Indication with an Acceptable Primary Label.”

7. On the date that is sixty (60) days after Faes has completed its development activities described in the Supplemental Development Plan and Inspire has received from Faes all of the final, audited study reports, each in compliance with applicable guidelines and suitable for submission to the FDA, with respect to the clinical studies conducted by Faes under the Supplemental Development Plan, Inspire’s obligations with respect to development and commercialization of the Principal Products under the Agreement shall no longer be suspended as contemplated in paragraph 2 above.

8. Except as provided in this letter, the Agreement shall remain in full force and effect. In the event of any inconsistency between the Agreement and this letter agreement, the terms of this letter agreement shall control.

If the foregoing accurately reflects our agreement on these matters, please sign a copy of this letter in the space below and return it to us.

Very truly yours,

/s/ Christy L. Shaffer
Christy L. Shaffer
President and CEO

Acknowledged and agreed to by:

Faes Farma, S.A.

By:	/s/ Francisco Quintanilla
Name:	Francisco Quintanilla
Title:	Managing Director